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                                                                    Exhibit 23.6

                         Consent of Financial Advisors

     We consent to the reference to our firm under the captions "THE MERGER-- Background of the Merger" and "THE MERGER - Cash Station's Reasons for the Merger; Recommendation of the Cash Station Board of Directors" in Amendment No. 1 to the Registration Statement (Form S-4; registration no. 333-39332) and related proxy statement and prospectus of Concord EFS, Inc. and to the incorporation by reference therein of our opinion dated April 12, 2000, with respect to the fairness of the merger consideration included as Annex D to the proxy statement and prospectus included in the Registration Statement filed with the Securities and Exchange Commission.

                              First Annapolis Capital, Inc.

                              BY: /s/ Lee E. Manfred
                              NAME:   Lee E. Manfred
                              TITLE:  Principal
Linthicum, Maryland
June 27, 2000

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